EXHIBIT 10.1

FIRST AMENDMENT TO OMNIBUS AGREEMENT

This FIRST AMENDMENT TO OMNIBUS AGREEMENT (this “Amendment”), dated as of June 20, 2014, is entered into by and among TETRA Technologies, Inc., a Delaware corporation (“TETRA”), Compressco Partners GP Inc., a Delaware corporation (the “General Partner”), and Compressco Partners, L.P., a Delaware limited partnership (the “Partnership”).

A.
The parties have previously entered into that certain Omnibus Agreement, dated as of June 20, 2011 (the “Omnibus Agreement”). Terms used herein without definition shall have the meanings ascribed to them in the Omnibus Agreement.

B.	The initial term of the Omnibus Agreement will expire on June 20, 2014.

C.
The parties hereto wish to extend the term of the Omnibus Agreement to continue on an evergreen basis until terminated by any party by giving at least 180 days’ prior written notice to the other parties.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.Section 5.4 of the Omnibus Agreement is hereby deleted in its entirety and replaced with the following:

“5.4 Termination. This Agreement, other than the provisions set forth in Articles IV and V hereof, shall continue and terminate upon the earlier to occur of (i) a Change of Control of the General Partner or TETRA or (ii) any party providing at least 180 days’ prior written notice of termination to each of the other parties hereto.”
2.Except as amended in this Amendment, all terms of the Omnibus Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their duly authorized officers as of the day and year first above written.

TETRA TECHNOLOGIES, INC. By: /s/ Elijio V. Serrano Name: Elijio V. Serrano Title: Sr. V.P. and CFO	COMPRESSCO PARTNERS GP INC. By:/s/ James P. Rounsavall Name: James P. Rounsavall Title: CFO
COMPRESSCO PARTNERS, L.P. By:Compressco Partners GP Inc., its general partner By:/s/ James P. Rounsavall Name: James P. Rounsavall Title: CFO